As filed with the U.S. Securities and Exchange Commission on March 4, 2026

Registration No. [●]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MDJM LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

United Kingdom

+44-01337 829 349

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address, and telephone number of agent for service)

With a Copy to:

Ying Li, Esq.

Warren Wang, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

212-530-2206

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Pursuant to Rule 415(a)(6), the securities being registered hereunder include $67,503,100 of unsold securities which remain unsold as of the date hereof (the “Unsold Securities”) previously registered by the registrant’s registration on Form F-3 (File No. 333-261347), as amended, which was initially filed with the U.S. Securities and Exchange Commission on November 24, 2021 and declared effective on March 6, 2023 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $6,257.53. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If, after the filing date hereof and prior to the effectiveness of this Registration Statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6), and the updated amount of new securities to be registered on this registration statement.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

We are filing this registration statement with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process to replace our prior registration statement (File No. 333-261347) (the “Prior Registration Statement”) that is scheduled to expire on March 6, 2026, in accordance with applicable SEC regulations. Pursuant to Rule 415(a)(5) under the Securities Act of 1933, as amended, by filing this registration statement, the Company may continue to issue and sell securities covered by the Prior Registration Statement until the earlier of (i) the effective date of this registration statement or (ii) 180 days after March 6, 2026. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

This registration statement contains a base prospectus for the purpose of implementing a “shelf” registration process. The base prospectus immediately follows this explanatory note and covers the offering, issuance, and sale by us of up to $70,000,000 of our Class A ordinary shares, preferred shares, debt securities, warrants, rights, and units. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 4, 2026

PROSPECTUS

$70,000,000 of

Class A Ordinary Shares

Preferred Shares

Debt Securities

Warrants

Rights

and

Units

MDJM LTD

We may, from time to time, in one or more offerings, offer and sell up to $70,000,000 of our Class A ordinary shares, par value $0.025 per share (“Class A Ordinary Shares”), preferred shares, debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. In this prospectus, references to the term “securities” refers, collectively, to our Class A Ordinary Shares, preferred shares, debt securities, warrants, rights, and units. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. We will provide the specific terms of the securities offered in one or more supplements to this prospectus.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “UOKA.” On March 3, 2026, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.0772 per share. The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of March 4, 2026, was approximately $99.1 million, which was calculated based on 43,068,490 Class A Ordinary Shares held by non-affiliates and the price of $2.30 per share, which was the closing price of our Class A Ordinary Shares on Nasdaq on February 9, 2026.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 12 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F (the “2024 Annual Report”) incorporated herein by reference, in other periodic reports incorporated herein by reference, and in any applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Unless otherwise stated, as used in this prospectus, the terms “we,” “us,” “our,” “our Company,” and the “Company” refer to MDJM LTD (“MDJM”), an exempted company limited by shares incorporated under the laws of the Cayman Islands.

We are a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 11.

The Class A Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company, which has no operations of its own and conducts all of its operations through MD Local Global Limited (“MD UK”) and its wholly owned subsidiary, Mansions Catering and Hotel LTD (“Mansions”) (collectively, the “UK subsidiaries”). Investors in our Class A Ordinary Shares should be aware that they will not directly hold equity interests in the UK subsidiaries, but rather are purchasing equity solely in MDJM LTD, a Cayman Islands holding company, which indirectly owns 100% equity interests in such UK subsidiaries. For a description of our corporate structure, see “Prospectus Summary — Our Corporate History and Structure” beginning on page 5.

In addition, as we conduct our operations through the UK subsidiaries in the United Kingdom (the “UK”), we and the UK subsidiaries are subject to legal and operational risks associated with being based in the UK, including risks related to the legal, political, and economic policies of the UK government, the relations between the UK and the United States, or the UK or United States regulations, which risks could result in a material change in the UK subsidiaries’ operations and/or cause the value of our Class A Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. See “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability,” “Risk Factors — Risks Relating to our Business and Industry — If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline,” “Risk Factors — Risks Relating to our Business and Industry — Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations,” “Risk Factors — Risks Relating to our Business and Industry — Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations,” and “Risk Factors — Risks Relating to our Business and Industry — If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected” in this prospectus.

As a holding company, we may rely on dividends and other distributions on equity paid by the UK subsidiaries for our cash and financing requirements. If any of the UK subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of the UK subsidiaries have made any dividends or other distributions to the Company or any U.S. investors as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities may be transferred by us to the UK subsidiaries via capital contribution or shareholder loans, as the case may be.

The transfers and distribution among the Company and its UK subsidiaries are as follows: In March 2026, net proceeds of $2,167,645 from a registered direct offering were deposited directly into MD UK’s bank account instead of MDJM’s bank account. In February 2026, net proceeds of $5,443,157 from a public offering were deposited directly into MD UK’s bank account instead of MDJM’s bank account. In February 2025, net proceeds of $324,000 from exercise of the September 2024 Series A Warrants (as defined below) were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2024, net proceeds of $2,426,460 from a private placement with several investors on September 18, 2024, and from the exercise of series A warrants (the “September 2024 Series A Warrants”) associated with such private placement were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2022, MDJM transferred $1,480,000 into the account of MD UK as an investment. In addition, MDJM paid a net amount of $103,794 on behalf of its subsidiaries in 2022, which consisted of attorney fees in connection with the establishment of new business, and other business-related expenses.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Fernie Castle,” a property owned by MD UK, for use as a hotel site. The annual rent for the property is approximately $240,000 (182,500 pounds sterling, exclusive of VAT, payable monthly on the 25th. Mansions is responsible for all operating expenses, as well as maintenance and repairs of the leased property. The lease agreement does not specify a fixed termination date, but either party may terminate the agreement by providing one month’s notice without incurring penalties. Upon termination, the property must be returned to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $118,460 and $115,448, respectively, were eliminated in the unaudited condensed consolidated financial statements.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Robin Hill,” a property owned by MD UK, for hotel operations. The annual rent is approximately $196,000 (151,000 pounds sterling, excluding VAT, and is payable monthly on the 25th. Mansions is responsible for operating expenses, maintenance, and repairs of the leased property. The lease does not have a fixed termination date; however, it can be ended by either party with one month’s notice, without penalty. Upon termination, Mansions must return the property to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $98,014 and $95,521, respectively, were eliminated in the unaudited condensed consolidated financial statements.

As of the date of this prospectus, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, except as described above.

This prospectus does not constitute, and there will not be, an offering of securities to the public in the Cayman Islands.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $70,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” before investing in any of the securities offered.

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. The information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described under “Where You Can Find Additional Information.”

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus or in a prospectus supplement to:

•	“China” or the “PRC” are to the People’s Republic of China;

•	“Class A Ordinary Shares” are to the Company’s Class A ordinary shares, par value US$0.025 per share;

•	“Class B Ordinary Shares” are to the Company’s Class B ordinary shares, par value US$0.025 per share;

•	“Exchange Act” are to the Securities Exchange Act of 1934;

•	“fiscal year” are to the period from January 1 to December 31 of the year;

•	“Former PRC Entities” are to our former PRC subsidiary, the former VIE and its subsidiaries, collectively;

•	“Former WFOE” or “Mingda Beijing” are to Beijing Mingda Jiahe Technology Development Co., Ltd., a limited liability company organized under the laws of the PRC, which was wholly owned by MDJH Hong Kong (defined below) and was dissolved on August 25, 2025

•	“GBP” are to British Pound Sterling, the legal currency of the UK;

•	“Mansions” are to Mansions Catering and Hotel LTD, a UK company, in which MD UK (defined below) holds 100% of the equity interests;

•	“MD German” are to our wholly owned subsidiary, MD Lokal Global GmbH, a German company;

•	“MD Japan” are to our wholly owned subsidiary, Mingda Jiahe Development Investment Co., Ltd, a Japanese company;

•	“MDJH Hong Kong” are to our wholly owned subsidiary, MDJCC Limited, a Hong Kong corporation;

•	“MD UK” are to our wholly owned subsidiary, MD Local Global Limited, a UK company;

•	“Mingda Tianjin” or the “former VIE” are to Mingdajiahe (Tianjin) Co., Ltd., a company organized under the laws of the PRC, the financial results of which we consolidated for accounting purposes, and Mingda Tianjin is controlled by Mr. Siping Xu, our chief executive officer and majority shareholder;

•	“Ordinary Shares” are to Class A Ordinary Shares and Class B Ordinary Shares of MDJM, collectively;

•	“primary real estate market” are to the market for newly constructed and completed residential and commercial real properties, “primary real estate agency services” are to agency services provided for the primary real estate market, “secondary real estate market” are to the market for all residential and commercial real properties other than those for sale in the primary real estate market, and “secondary real estate brokerage services” are to brokerage services provided for the secondary real estate market;

•	“RMB” or “Renminbi” are to the legal currency of China;

•	“Securities Act” are to the Securities Act of 1933, as amended;

•	“SEC” are to the U.S. Securities Exchange Commission;

•	“UK” are to the United Kingdom;

•	“US$,” “$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

•	“U.S. GAAP” are to generally accepted accounting principles in the United States; and

•	“VIE” are to variable interest entity.

Our principal operations are based in the UK, and, prior to 2023, also in the PRC. Our financial position and operational results are determined by using GBP and RMB as functional currencies, as applicable. However, our consolidated financial statements are presented in U.S. Dollars. This prospectus contains translations of some GBP and RMB amounts into U.S. dollars, at specified rates. No representation is made that the GBP and RMB amounts referred to in this prospectus could have been or could be converted into U.S. dollars at such rate.

Our fiscal year end is December 31. References to a particular “fiscal year” are to our fiscal year ended December 31 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the U.S. GAAP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement, and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements,” including any projections of earnings, revenue or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new projects or other developments, any statements regarding future economic conditions or performance, any statements of management’s beliefs, goals, strategies, intentions, and objectives, and any statements of assumptions underlying any of the foregoing. The words “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” and “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements reflect our current views with respect to future events, are based on assumptions, and are subject to risks and uncertainties. We cannot guarantee that we actually will achieve the plans, intentions, or expectations expressed in our forward-looking statements and you should not place undue reliance on these statements. There are a number of important factors that could cause our actual results to differ materially from those indicated or implied by forward-looking statements. These important factors include those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Prospectus Summary

Overview

We operate our business through MD UK and Mansions. While we conducted business in the PRC prior to the fiscal year ended December 31, 2024 through our Former PRC entities, including Mingda Tianjin, which was a VIE in the PRC, we have no business operations in the PRC as of the date of this prospectus.

Mansions engages in the asset management business and expects to provide comprehensive UK real estate-related services, including property leasing, property sales, furnishings, routine property maintenance and management, and hospitality and butler services to overseas real estate owners. Mansions implements customized management plans holistically curtailed to the needs of its real estate owner clients. It facilitates a variety of ancillary services, including its real estate marketing and planning services, real estate agency services, advertisement planning services, 24-7 multilingual customer service meeting the demand of an international market, and professional onsite butler team. Mansions commenced operations in 2021 and generated $21,536 (GBP 16,589), $48,375 (GBP 37,849), $102,909 (GBP 82,729), and $16,263 (GBP13,207) of revenue during the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

MD UK commenced its operations in 2021. MD UK focuses on developing and launching real estate development projects and hospitality programs, including hotel operations.

Prior to 2023, we also operated our business through the Former PRC Entities, particularly through Mingda Tianjin, which primarily provided primary real estate agency services to its real estate developer clients. Mingda Tianjin’s main market was in the Tianjin Autonomous Municipality, one of the richest cities in the PRC, ranking fifth in the PRC based upon GDP per capita in 2022, according to the China Statistical Yearbook. Since 2014, Mingda Tianjin had expanded its market presence to other first and second tier cities in China, including Chengdu of Sichuan province.

The Former PRC Entities’ primary real estate agency services offerings included providing primary agency sales services to residential real estate developers at any stage of the development and sale of a residential real estate project. The Former PRC Entities typically served large and mid-sized real estate developers or promising emerging local developers in the markets in which they operated. The Former PRC entities primarily generated revenue through sales commissions which were either fixed or progressive. They generated 0%, 0%, 29.0%, and 96.4% of their total revenue through their primary agency sales services in the six months ended June 30, 2025 and the fiscal years ended December 31, 2024, 2023, and 2022, respectively.

The Former PRC entities commenced their operations in 2002. Their revenue was $nil, $nil, $41,954, and $434,371 for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively. Their net loss was $(126,555), $(631,355), $(662,821), and $(1,847,047) for the six months ended June 30, 2025 and the years ended December 31, 2024, 2023, and 2022, respectively.

On February 28, 2025, the Company’s board of directors approved the termination of the VIE Agreements (defined below) with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating the VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner. On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

Strategic Shift to Cultural Intellectual Property (“IP”) Ecosystem

We are undergoing a significant strategic transformation to shift our core operations toward the development and monetization of a global cultural IP ecosystem. This new strategy integrates content creation, cultural tourism, international collaboration, and cultural asset management to crease a seamless chain from IP development to commercial value. Our goal is to build a globally influential cultural and artistic ecosystem that brings Eastern philosophy and aesthetics to the world through contemporary storytelling and immersive experience.

Our future strategy is built upon the following four core directions:

•	Cultural IP Ownership & Original IP Development—this involves creating original IP rooted in Eastern culture, aesthetics, and philosophy, and building cross-cultural storytelling content with global appeal;

•	International Cultural IP Licensing & Collaboration—we will introduce and collaborate with internationally recognized cultural IPs, expanding cross-border creative and cultural partnerships to achieve mutual enrichment of cultural resources and artistic expression;

•	Cultural Experience Operations at Fernie Castle—we utilize Fernie Castle and its adjacent Oriental Garden in Scotland as the core operational platform to establish an immersive Animation Art Museum, inspired by the aesthetic and experiential philosophy of Japan’s Ghibli Museum. This physical cultural zone will generate sustainable cultural revenue through animation and art exhibitions, themed cultural dining, boutique accommodation, oriental garden experiences, cultural festivals, and immersive programming; and

•	Cultural IP Commercialization—we will focus on producing animated shorts and feature films, securing international distribution, and streaming partnerships, generating box office and exhibition revenue, developing merchandise and derivative products, and licensing globally and expanding brand cooperation.

See “Risk Factors — Risks Relating to our Business and Industry — Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected.”

Recent Development

On February 11, 2026, we closed an underwritten follow-on offering of 4,280,000 units, with each unit consisting of (i) one Class A Ordinary Share and (ii) one Series A warrant to purchase one Class A Ordinary Share (collectively, the “February 2026 Series A Warrants”) at a public offering price of $1.40 per unit, for aggregate gross proceeds of approximately $6 million, before deducting underwriting discounts and offering expenses payable by us. The February 2026 Series A Warrants have a one-year term, immediately exercisable after issuance, and have an initial exercise price of $1.40 per Class A Ordinary Share, which is subject to reset on the Reset Date (as defined therein). The February 2026 Series A Warrants also provide for a zero exercise price option, in which the holder will receive 1.5 Class A Ordinary Shares that would be issuable upon a cash exercise of the February 2026 Series A Warrants, without payment of additional consideration. As of the date of this prospectus, we have issued an aggregate of 17,819,236 Class A Ordinary Shares in connection with this follow-on offering.

On March 2, 2026, we closed a registered direct offering and issued and sold 24,600,000 Class A Ordinary Shares to certain institutional investors at a purchase price of $0.1015 per share. We received $2,496,900 in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses.

Our Corporate History and Structure

MDJM is a Cayman Islands exempted company incorporated on January 26, 2018.

MDJM wholly owns MDJH Hong Kong, which was incorporated on February 9, 2018 under the laws of Hong Kong. Prior to August 25, 2025, MDJH Hong Kong held a 100% ownership interest in Mingda Beijing, a limited liability company organized on March 9, 2018 under the laws of the PRC. Mingda Beijing was classified as a wholly foreign-owned enterprise.

On April 28, 2018, Mingda Beijing entered into a series of contractual arrangements (the “VIE Agreements”), with Mingda Tianjin and Mingda Tianjin’s shareholders. Mingda Tianjin, a limited liability company organized on September 25, 2002 under the laws of the PRC, changed its name to Mingdajiahe (Tianjin) Co., Ltd. on February 2, 2021. Mingda Tianjin conducted MDJM’s primary business operations in China prior to 2023. Since 2023, Mingda Tianjin has scaled down and ceased the provision of real estate agency services due to changes to the Chinese real estate market and, as of the date of this prospectus, Mingda Tianjin has no business operations.

On October 28, 2020, MD UK was formed pursuant to English laws. MDJM holds 100% of the equity interest in MD UK. MD UK commenced its operations in 2021, focusing on developing and launching real estate development projects and hospitality programs, including hotel operations. On June 15, 2021, Mansions was formed as a limited company under English laws, engaging in the hotel management business. Mansions commenced operations in 2021. 51% of the equity interest in Mansions was held by MD UK, 41% of the equity interest was held by Ocean Tide Wealth Limited, a specialist mortgage broker in the UK, and the remaining 8% was held by Mingzhe Zhang. On May 20, 2022, MD UK acquired 41% of the equity interests in Mansions from Ocean Tide Wealth Limited with a consideration of one British pound sterling and 8% of the equity interests in Mansions from Mingzhe Zhang with a consideration of one British pound sterling. After the acquisitions, MD UK holds 100% of the equity interests in Mansions.

On January 14, 2022, MD Japan was formed pursuant to Japanese laws. MDJM holds 100% of the equity interest in MD Japan. As of the date of this prospectus, MD Japan has not been operative or generated any revenue.

On February 16, 2022, MD German was formed pursuant to German laws. MDJM holds 100% of the equity interest in MD German. As of the date of this prospectus, MD German has not been operative or generated any revenue.

On December 16, 2022, Mansions changed its name from “Mansions Estate Agent Ltd” to “Mansions Catering and Hotel Ltd.” MD UK and Mansions submitted requests and information required to expand their business to hotel operations to the Companies House of UK in December 2022.

On August 22, 2023, we incorporated Fernie Castle Culture Limited in the UK. Fernie Castle Culture Limited expected to engage in the management of the brand name of “Fernie” and developing “Fernie” brand name related products and services, including cultural products and services. Fernie Castle Culture Limited did not have any operation. As of the date of this prospectus, Fernie Castle Culture Limited has been dissolved.

On February 28, 2025, the Company’s board of directors approved the termination of the contractual arrangements with Mingda Tianjin. Subsequently, on March 1, 2025, Mingda Beijing entered into termination agreements with Mingda Tianjin and its shareholders, effectively terminating the VIE Agreements. As a result, Mingda Beijing ceased providing business support and consulting services to Mingda Tianjin and was no longer considered its beneficial owner.

On March 5, 2025, the local authorities in Beijing issued a Notice of Deregistration of Equity Pledge to each shareholder of Mingda Tianjin, formally completing the deregistration process and officially ending the contractual arrangements between Mingda Beijing and Mingda Tianjin.

On June 23, 2025, the board of directors of the Company approved a resolution to commence the voluntary dissolution of two subsidiaries in connection with the termination and deconsolidation of the VIE structure: Mingda Beijing and MDJH Hong Kong. These entities did not engage in any material business activities other than their role in maintaining the VIE structure. As of the date of this prospectus, the dissolution process of MDJH Hong Kong is ongoing.

On August 25, 2025, Mingda Beijing was officially dissolved.

The diagram below summarizes our corporate structure as of the date of this prospectus.

Notes:

*	All percentages reflect the voting power, instead of the equity interests, held by each of our shareholders, given that each holder of Class B Ordinary Shares will be entitled to 50 votes per one Class B Ordinary Share and each holder of Class A Ordinary Shares will be entitled to one vote per one Class A Ordinary Share.

(1)	Represents 408,000 Class B Ordinary Shares held by our CEO and chairman of the board of directors, Mr. Siping Xu, through MDJH LTD, which is 100% owned by Mr. Siping Xu.

(2)	Represents 5,529 Class A Ordinary Shares held by Mr. Siping Xu, our CEO and chairman of the board of directors.

(3)	Represents 5,903 Class A Ordinary Shares held by Mr. Mengnan Wang, our CFO.

(4)	Represents 4,285 Class A Ordinary Shares held by 11 shareholders of MDJM, each one of which holds less than 5% of voting power, as of the date of this prospectus.

Reverse Share Split in April 2025

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25 to 1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each.

Dual Class Restructuring in September 2025

On September 22, 2025, at the 2025 annual general meeting of shareholders (the “AGM”) of the Company, the shareholders of the Company passed resolutions to authorize, establish and designate two new classes of ordinary shares of US$0.025 par value each, being Class A Ordinary Shares and Class B Ordinary Shares, with each of the Class A Ordinary Shares and Class B Ordinary Shares having the rights and privileges set out in the second amended and restated memorandum and articles of association of the Company, and to redesignate (i) 408,000 authorized and issued ordinary shares held by MDJH LTD as Class B Ordinary Shares; (ii) 660,686 of the authorized and issued ordinary shares, not including those held by MDJH LTD, as Class A Ordinary Shares; and (iii) 931,314 of the authorized but unissued ordinary shares as Class A Ordinary Shares (collectively, the “Dual Class Restructuring”). Holders of Class A Ordinary Shares and Class B Ordinary Shares have the same rights except for the following voting and conversion rights: (i) in respect of all matters subject to vote at general meetings of the Company, each holder of Class A Ordinary Shares is entitled to one vote per one Class A Ordinary Share and each holder of Class B Ordinary Shares is entitled to 50 votes per one Class B Ordinary Share; and (ii) the Class A Ordinary Shares will not be convertible into shares of any other class and the Class B Ordinary Shares will be convertible into Class A Ordinary Shares at any time after issuance at the option of the holder. Each one Class B Ordinary Share will be Convertible into one Class A Ordinary Share.

Change in Authorized Share Capital and Share Subdivision in October 2025

On October 20, 2025, at the Company’s extraordinary general meeting (the “EGM”), the shareholders of the Company passed the resolution to increase the Company’s authorized share capital from US$50,000.00 divided into 2,000,000 shares comprising of (i) 1,592,000 Class A Ordinary Shares of par value US$0.025 each and (ii) 408,000 Class B Ordinary Shares of par value US$0.025 each, to US$250,000,000.00 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A Ordinary Shares of par value US$0.025 each and (ii) 408,000 Class B Ordinary Shares of par value US$0.025 each.

Share Consolidation in 2026

On January 22, 2026, at the Company’s extraordinary general meeting (the “2026 EGM”), the shareholders of the Company passed the resolution to authorize that in the event that the closing bid price per listed share of the Company (ticker symbol: UOKA) on the Nasdaq Capital Market falls below US$1.00, each of the 10,000,000,000 authorized ordinary shares in the Company of US$0.025 par value (including all issued ordinary shares and any unissued ordinary shares) be consolidated at the consolidation ratio and effective time as the board of director may determine at their sole discretion, provided that the consolidation ratio shall be not less than 2:1 and not more than 50:1, with such consolidated shares having the same rights and being subject to the same restrictions as set out in the second amended and restated memorandum and articles of association of the Company (as amended). On February 19, 2026, the Company’s board of director approved a resolution to effect a consolidation of the Company’s Ordinary Shares at the consolidation ratio of 35:1. As a result of the consolidation, the Company’s 10,000,000,000 authorized Ordinary Shares, each with a par value of US$0.025, will be consolidated into 285,714,285 Ordinary Shares, consisting of (i) 285,702,628 Class A Ordinary Shares, each with a par value of US$0.875 and (ii) 11,657 Class B Ordinary Shares, each with a par value of US$0.875. As of the date of this prospectus, the Company is in the process of effecting the share consolidation on the Nasdaq Capital Market.

Asset Transfers Between Our Company and Our Subsidiaries

The transfers and distribution among the Company and its UK subsidiaries are as follows: In March 2026, net proceeds of $2,167,645 from a registered direct offering were deposited directly into MD UK’s bank account instead of MDJM’s bank account. In February 2026, net proceeds of $5,443,157 from a public offering were deposited directly into MD UK’s bank account instead of MDJM’s bank account. In February 2025, net proceeds of $324,000 from exercise of the September 2024 Series A Warrants were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2024, net proceeds of $2,426,460 from a private placement with several investors on September 18, 2024, and from the exercise of the September 2024 Series A Warrants associated with such private placement were not deposited into MDJM’s bank account. Instead, the proceeds were deposited directly into MD UK’s bank account. In 2022, MDJM transferred $1,480,000 into the account of MD UK as an investment. In addition, MDJM paid a net amount of $103,794 on behalf of its subsidiaries in 2022, which consisted of attorney fees in connection with the establishment of new business, and other business-related expenses.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Fernie Castle,” a property owned by MD UK, for use as a hotel site. The annual rent for the property is approximately $240,000 (182,500 pounds sterling, exclusive of VAT, payable monthly on the 25th. Mansions is responsible for all operating expenses, as well as maintenance and repairs of the leased property. The lease agreement does not specify a fixed termination date, but either party may terminate the agreement by providing one month’s notice without incurring penalties. Upon termination, the property must be returned to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $118,460 and $115,448, respectively, were eliminated in the unaudited condensed consolidated financial statements.

On January 1, 2023, Mansions entered into a lease agreement with MD UK to rent “Robin Hill,” a property owned by MD UK, for hotel operations. The annual rent is approximately $196,000 (151,000 pounds sterling, excluding VAT, and is payable monthly on the 25th. Mansions is responsible for operating expenses, maintenance, and repairs of the leased property. The lease does not have a fixed termination date; however, it can be ended by either party with one month’s notice, without penalty. Upon termination, Mansions must return the property to MD UK. For the six months ended June 30, 2025 and 2024, inter-company rent income and corresponding expenses of $98,014 and $95,521, respectively, were eliminated in the unaudited condensed consolidated financial statements.

As of the date of this prospectus, there have been no other transfers or distributions made or dividends paid among the Company and its subsidiaries, except as described above.

Dividends or Distribution Made to our Company and U.S. Investors and Tax Consequences

As of the date of this prospectus, none of our subsidiaries nor the Former PRC Entities have made any dividends or distributions to our Company and our Company has not made any dividends or distributions to our shareholders. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the passive foreign investment company (“PFIC”) rules, the gross amount of distributions we make to investors with respect to our Ordinary Shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid out of the share premium account if this would result in the company being unable to pay its debts due in the ordinary course of business.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our UK subsidiary, MD UK. MD UK will rely on payments from its subsidiary Mansions.

Prior to March 1, 2025, our Company’s ability to settle amounts owed under the VIE Agreements relied upon payments made from the former VIE to Former WFOE in accordance with the VIE Agreements. For services rendered to the former VIE by Former WFOE under the Exclusive Business Cooperation Agreement, former WFOE was entitled to collect a service fee from the former VIE. Pursuant to the Exclusive Option Agreement, former WFOE may at any time and under any circumstances purchase all or part of the equity interests in the former VIE when and to the extent permitted by PRC laws. The VIE Agreements were terminated on March 1, 2025.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our securities. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” beginning on page 12 of this prospectus.

Risks Relating to Our Business and Industry (for a more detailed discussion, see “Risk Factors—Risks Relating to Our Business and Industry” beginning on page 12 of this prospectus)

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

•	We no longer conduct operations in the PRC, and the absence of such operations may adversely affect our future business operations and financial condition;

•	Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected;

•	We face intense competition in the creative industry, which could result in lost market share and reduced operating margins;

•	Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth;

•	Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties;

•	Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability;

•	Accidents, injuries, or prohibited activities in the hotels that our UK subsidiaries operate or may operate or manage in the future may adversely affect their and our reputation and subject them or us to liability;

•	If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline;

•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations;

•	Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations;

•	If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected;

•	As our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen;

•	Our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events; and

•	Potential political shocks and uncertainties in the European Union (the “EU”), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited.

Risks Relating to Our Class A Ordinary Shares and the Trading Market (for a more detailed discussion, see “Risk Factors—Risks Relating to Our Class A Ordinary Shares and the Trading Market” beginning on page 17 of this prospectus)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our Class A Ordinary Shares and the trading market, including, but not limited to, the following:

•	If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them;

•	The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors;

•	Because we are a Cayman Islands company and all of our business is conducted in the UK through our UK subsidiaries, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain;

•	We do not intend to pay dividends for the foreseeable future;

•	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline;

•	Our Chief Executive Officer, Chairman of the Board of Directors, and director, Mr. Siping Xu has control over our Company. His interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions;

•	If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer;

•	If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud. Any inability to accurately and timely disclose financial results could harm our business and reputation and cause the market price of our Class A Ordinary Shares to decline;

•	Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control;

•	The sale of our Ordinary Shares could encourage short sales by third parties, which could contribute to the future decline of our shares price;

•	Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances;

•	The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States;

•	You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders; and

•	If we are classified as a PFIC, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

Risks Relating to Our Capital Structure (for a more detailed discussion, see “Risk Factors—Risks Relating to Our Capital Structure” beginning on page 25 of this prospectus)

Risks and uncertainties related to our capital structure include, but are not limited to, the following:

•	Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares;

•	Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial; and

•	Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

Implications of Being a Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with “foreign private issuer” status. Even we are not qualified as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

•	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

•	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States, or (iii) our business is administered principally in the United States.

Foreign private issuers are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Corporate Information

Our principal executive office is located at Fernie Castle, Letham, Cupar, Fife, KY15 7RU, the UK, and our phone number is +44-01337 829 349. Our registered office in the Cayman Islands is located at Harneys Fiduciary (Cayman) Limited, 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman, KY1-1002, and the phone number of our registered office is +1 345 949 8599. We maintain a corporate website at ir-uoka.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the risks described below, under “Risk Factors” in the applicable prospectus supplement, and under the heading “Item 3. Key Information—D. Risk Factors” in the 2024 Annual Report, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Exchange Act that are incorporated herein by reference, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or focused on or that management deems immaterial. Our business, financial condition, or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business and Industry

We no longer conduct operations in the PRC, and the absence of such operations may adversely affect our future business operations and financial condition.

Prior to 2023, we had operated our business through the Former PRC Entities, particularly through Mingda Tianjin, which primarily provided primary real estate agency services to its real estate developer clients, under the VIE Agreements. On March 1, 2025, we terminated the VIE Agreements and ceased all PRC operations. As a result, we no longer maintain revenue-generating operations in the PRC and may no longer benefit from the market presence, customer relationships, operational scale, or growth opportunities that we previously had in the PRC market, which may adversely affect our future business operations and financial condition.

Our new business strategy focused on the cultural IP ecosystem is complex and highly specialized. If we are unable to successfully execute this transformation, our future business operations, financial condition, and results of operations will be materially and adversely affected.

We have announced a major strategic shift to transform our business into a global cultural IP ecosystem, a complex undertaking that integrates content creation, cultural tourism (centered on the Fernie Castle Animation Museum and Oriental Garden), international collaboration, and commercialization of intellectual property. This new strategy represents a significant change from our previous operations and introduces substantial execution and operational risks. Our ability to successfully manage and integrate the simultaneous development of a new cultural venue, the production of multiple international animation projects, and the creation of a sustainable global licensing business is currently unproven. There is no guarantee that we will be able to manage the associated construction timelines, production schedules, or development budgets efficiently, or that we will achieve the necessary regulatory and permitting approvals for these multi-jurisdictional projects.

The success of the “cultural IP ecosystem” depends fundamentally on our ability to create and monetize original content rooted in Eastern culture that achieves significant commercial success and resonates with global audiences. Content creation and animation production, as demonstrated by our projects with Abano Producións S.L. and H5 S.A.R.L., are inherently speculative and involve significant creative and financial risk. We may fail to develop IP that captures market interest, which would materially impair our ability to realize projected revenue from IP ownership, licensing, cultural operations, and commercialization. Furthermore, we are entering new and highly competitive markets, and our management team has limited or no prior experience operating a major cultural tourism site or directing large-scale, international animation production, increasing the risk of operational failure and cost overruns.

Finally, the realization of our strategic goals is heavily reliant on the performance and continued participation of high-profile international partners, such as Kengo Kuma & Associates, Simpson & Brown LLP, Abano Producións S.L., and H5 S.A.R.L. If any of these key partnerships are prematurely terminated, significantly delayed, or fail to deliver the expected quality or results for any reason, or if we cannot secure suitable alternative partners on favorable terms, our ability to launch the Fernie Castle venue and our flagship content projects will be significantly compromised. If we are ultimately unable to effectively implement and manage this strategic transformation, or if the projected revenue from our new IP and cultural operations do not materialize as expected, our business, financial condition, and results of operations could be materially and adversely affected, leading to a decline in the value of our Class A Ordinary shares.

We face intense competition in the creative industry, which could result in lost market share and reduced operating margins.

We operate in a highly competitive and fragmented industry, and many of our competitors, including established global media companies and large technology platforms, may have significantly greater financial, technical, and marketing resources, longer operating histories, and greater name recognition than we do. Our ability to secure audience attention and effectively monetize our content, including our short-form video projects and Animation Art Museum, depends on unpredictable and rapidly changing consumer preferences. If our content fails to achieve widespread acceptance or if competitors are more successful in securing popular content and distribution channels, our business, financial condition, and results of operations would be materially adversely affected.

Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, any of which could reduce our revenue and limit opportunities for growth.

Our UK subsidiaries’ operating results are subject to conditions typically affecting hospitality service providers in the UK, including, among others:

•	changes in national, regional, or local economic conditions;

•	contraction in the global economy or low levels of economic growth;

•	competition from other hotels and vacation rental online marketplace companies;

•	the attractiveness of hotels our UK subsidiaries may manage or own to their guests;

•	local market conditions such as an oversupply of, or a reduction in demand for, hotel rooms;

•	adverse weather conditions, natural disasters, or serious contagious diseases;

•	the ability of third-party internet and other travel intermediaries who sell hotel rooms to guests to attract and retain customers;

•	the availability and cost of capital necessary for us to fund investments, capital expenditures, and service debt obligations;

•	delays in or cancellations of planned or future development or refurbishment projects;

•	seasonal and cyclical volatility in the hospitality industry;

•	changes in desirability of geographic regions of the hotels within our UK subsidiaries’ market, geographic concentration of their operations and customers, and shortages of desirable locations for development;

•	the performance of managerial and other employees of our UK subsidiaries’ hospitality services business; and

•	increases in operating costs and expenses, particularly rents, due to inflation and other factors.

Changes in any of these conditions could adversely affect our UK subsidiaries’ occupancy rates or otherwise adversely affect our results of operations and financial condition.

Our UK subsidiaries may not be able to successfully identify, secure, or operate additional hotel properties.

In addition to managing the Robin Hill Property and Fernie Castle, we, through the UK subsidiaries, may open or manage more hotels in markets where we have a presence and in other areas in the UK to further grow our business. We and our UK subsidiaries may not be successful in identifying, leasing, managing, and operating additional hotel properties at desirable locations and on commercially reasonable terms, or at all. In more developed cities, it may be difficult to increase the number of hotels because we or our competitors may already have operations in such cities, rental prices may increase, or our competitors may be able to gain leases of properties before we can do so. In some cases, our competitors may be willing to enter into less favorable purchase, lease, or hotel management arrangements in order to prevent us from securing a particular property. Alternatively, in less developed cities, demand for new hotels may not increase as rapidly as we may expect. In addition, even if we or our UK subsidiaries are able to successfully identify and lease or manage new hotel properties, new hotels may not generate the returns we expect. Furthermore, we or our UK subsidiaries may incur costs in connection with evaluating properties and negotiating with property owners, lessors, and franchised hotel owners, including properties that we or our UK subsidiaries are subsequently unable to lease or manage. If we or our UK subsidiaries fail to successfully identify or compete for additional hotel properties, our ability to execute our growth strategy could be impaired and our business and prospects may be materially and adversely affected.

Our UK subsidiaries are subject to various hospitality industry, health and safety, construction, fire prevention, and environmental laws and regulations that may subject them to liability.

We cannot assure you that our UK subsidiaries or their employees comply with or will comply with all present and future laws and regulations related to their business, including hospitality industry, health, safety, construction, fire prevention, and environmental laws and regulations. Such non-compliance may subject our UK subsidiaries to monetary damages, the imposition of fines or other administrative penalties or investigations against them, or the suspension of their operations, which in turn could materially and adversely affect our financial condition and results of operations. Furthermore, new regulations could also require our UK subsidiaries to retrofit or modify any hospitality properties that they may own, operate, or manage, either currently or in the future, or incur other significant expenses. Any failure by our UK subsidiaries to control the use of, or to adequately restrict the discharge of, hazardous substances in their operations, or otherwise operate in compliance with environmental laws, could subject them to potentially significant monetary damages and fines or suspension of their business operations, which could materially and adversely affect our financial condition and results of operations.

Accidents, injuries, or prohibited activities in the hotels that our UK subsidiaries operate or may operate or manage in the future may adversely affect their and our reputation and subject them or us to liability.

There are inherent risks of accidents, injuries, or prohibited activities (such as illegal drug use, gambling, violence, or prostitution by guests) taking place in hospitality properties. The occurrence of one or more accidents, injuries, or prohibited activities at any hospitality property that our UK subsidiaries operate or may operate or manage in the future could adversely affect their safety reputation among guests, harm our brand, decrease our UK subsidiaries’ overall occupancy rates, and increase our costs by requiring our UK subsidiaries to implement additional safety measures. In addition, if accidents, injuries, or prohibited activities occur at any of these properties, we or our UK subsidiaries may be held liable for costs or damages and fines. Our and our UK subsidiaries’ current property and liability insurance policies may not provide adequate or any coverage for such losses, and we or our UK subsidiaries may be unable to renew our insurance policies or obtain new insurance policies without increases in premiums and deductibles or decreases in coverage levels, or at all.

If our UK subsidiaries are unable to access funds to maintain the condition and appearance of the hospitality properties that they operate or may operate or manage in the future, the attractiveness of such properties and their and our reputation could suffer and occupancy rates may decline.

In order to maintain the condition and attractiveness of our UK subsidiaries’ hospitality properties that they operate or may operate or manage in the future, ongoing renovations and other leasehold improvements, including periodic replacement of furniture, fixtures, and equipment, are required. Such investments and expenditures require ongoing funding and, to the extent our UK subsidiaries cannot fund these expenditures from existing cash or cash flow generated from operations, our UK subsidiaries must borrow or raise capital through financing. Our UK subsidiaries may not be able to access capital. If our UK subsidiaries fail to make investments necessary to maintain or improve the properties, the attractiveness of our UK subsidiaries’ hospitality property and their and our reputation could suffer, which could lead to our UK subsidiaries losing market share to competitors.

Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the UK, where our UK subsidiaries conduct operations.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our customers, our service providers, and our other partners. Moreover, international trade disputes, tariffs and other protectionist measures may materially and adversely affect our business.

The withdrawal of the UK from the EU (“Brexit”) may have adverse effects on our business, results of operations, or strategic plans. The UK Government concluded a Trade Cooperation Agreement (TCA) with the EU, which became provisionally applicable on January 1, 2021 and went into force permanently on May 1, 2021, following formal approval by both the UK and the EU. Brexit has led to ongoing political and economic uncertainty and periods of increased volatility in both the UK and in wider European markets for some time. Brexit’s long-term effects are still yet to be determined at this time and will depend on the effects of the implementation and application of the TCA and any other relevant agreements between the UK and EU. It remains possible that there will be increased regulatory and legal complexities, including those relating to tax, trade, and employees.

Our UK subsidiaries are exposed to risks of the changing policies in residential property management, real estate agencies, and hospitality and butler service businesses. The trade and financial sanctions imposed on Russia due to its invasion of Ukraine have caused turbulence in the global markets, which could also affect policies and economic conditions in the UK. Recent shifts in U.S. tariff policies, including increased tariffs on goods imported from China, the UK and other regions, as well as the potential for additional protectionist measures, may impact the operations of our suppliers, manufacturers, and other business partners, which in turn, may affect our business and operations.

Our UK subsidiaries will be subject to the general risks associated with these uncertainties in the UK real estate market. Trade disputes and tariffs could increase the cost of key supplies to our operations, for goods such as food, beverages, furniture, and technology sourced from abroad. These increased costs may not be fully passed on to customers without affecting demand, potentially leading to reduced profit margins. Additionally, tariffs could disrupt supply chains and lead to delays in renovation or refurbishment projects, negatively impacting guest experiences and operational efficiency. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to a trade war and global recession could have a negative effect on customer confidence and consumer decisions, which could dampen the tourism and hospitality industries and materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. The current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as of the date of this prospectus as to whether such actions will occur or the form that they may take.

Our UK subsidiaries face risks related to natural disasters, health epidemics, and other outbreaks, which could significantly disrupt their operations.

Our UK subsidiaries’ business could be materially and adversely affected by natural disasters, health epidemics, or other public safety concerns affecting the UK. Natural disasters may give rise to severe interruptions to real estate-related business and adversely affect the UK subsidiaries’ ability to provide services to clients. In recent years, there have been outbreaks of epidemics in the UK and globally, such as COVID-19. The UK subsidiaries’ business operations could be disrupted by such epidemics. In addition, the results of operations of the UK subsidiaries could be adversely affected to the extent that any health epidemic harms the UK economy in general. A prolonged outbreak of any of these illnesses or other adverse public health developments in the UK or elsewhere in the world could have a material adverse effect on the UK subsidiaries’ business operations. Such outbreaks could significantly impact the real estate industry, which could severely disrupt the UK subsidiaries’ operations and adversely affect their business, financial condition, and results of operations.

If we or the UK subsidiaries fail to hire, train, and retain qualified managerial and other employees, our business and results of operations could be materially and adversely affected.

We place substantial reliance on the real estate industry experience and knowledge of our senior management team as well as their relationships with other industry participants. Mr. Siping Xu, our chairman and chief executive officer, is particularly important to our future success, due to his substantial experience and reputation in the real estate industry. Neither we nor the UK subsidiaries carry, and do not intend to procure, key person insurance on any of our senior management team. The loss of the services of one or more members of our senior management team due to their departure, or otherwise, could hinder our ability to effectively manage our business and implement our growth strategies. Finding suitable replacements for our current senior management could be difficult, and competition for such personnel of similar experience is intense. If we fail to retain our senior management, our business and results of operations could be materially and adversely affected.

The UK subsidiaries provide hospitality services, and their staff members interact with customers on a daily basis. As a result, the professionality of the staff is critical to maintaining the quality and consistency of our services and our brand and reputation. It is important for the UK subsidiaries to attract qualified managerial and other employees who have experience in real estate related services and are committed to their service approach. There may be a limited supply of qualified individuals in cities in the UK where the UK subsidiaries have operations. They must hire and train qualified managerial and other employees to maintain consistent quality of services across their operations in various geographic locations. They must also provide continuous training to their managerial and other employees so that they are equipped with up-to-date knowledge of various aspects of the UK subsidiaries’ operations and can meet their demand for high-quality services. If the UK subsidiaries fail to do so, the quality of services may decrease in one or more of the markets where they operate, which in turn, may cause a negative perception of their brand and adversely affect their business.

As our Japanese subsidiary MD Japan commences operations in Japan, it may incur losses if economic conditions in Japan worsen.

Instability in the Japanese stock market and foreign currency exchange rates may have an adverse impact on our Japanese subsidiary MD Japan’s asset and liability management as well as its results of operations. Although MD Japan has not commenced its operations and has not generated any revenue as of the date of this prospectus and is still in the process of developing its business plan, any of the aforementioned factors could have a material and adverse impact on its development, potential results of operations, future business, and consequently adversely affect our business, financial condition, and results of operations.

Our Japanese subsidiary MD Japan’s business operations are exposed to risks of natural disasters, terrorism, and other disruptions caused by external events.

As with other Japanese companies, MD Japan will be exposed to heightened risks of large-scale natural disasters, particularly earthquakes. MD Japan’s risk management policies and procedures may be insufficient to address the consequences of these external events, resulting in its inability to continue to operate a part or the whole of its business. In addition, its redundancy and backup measures may not be sufficient to avoid a material disruption in its operations, and its contingency and business continuity plans may not address all eventualities that may occur in the event of a material disruption caused by a large-scale natural disaster. Such external events may result in loss of facility and human and other resources, suspension or delay in all or part of MD Japan’s operations, inability to implement business strategic measures or respond to changes in the market or regulatory environment as planned, and other disruptions to its operations. In addition, MD Japan may be required to incur significant costs and expenses, including those incurred for preventive or remedial measures, to deal with the consequences of such external events. As a result, MD Japan’s future business, operating results, and financial condition may be materially and adversely affected.

Potential political shocks and uncertainties in the European Union (the “EU”), including the development of Brexit, could have unpredictable consequences for the real estate market and the wider economy, and our German subsidiary’s ability to protect itself against these risks is limited.

Since the global financial crisis and subsequent European sovereign debt crisis between 2009 and 2012, political uncertainty in Europe has been elevated. Brexit in particular, but also, the increasing attractiveness to voters of populist political movements in other member states has raised concerns about a potential unwinding of aspects of European integration that could have implication to the German and UK real estate markets our subsidiaries operate in. While the European economic architecture and crisis response capabilities were strengthened substantially over the past decade, since 2020, the crisis caused by the COVID-19 pandemic has led to a massive deterioration of the fiscal situation for many EU and Economic and Monetary Union countries again. To support the economic recovery and modernization, the EU has launched the unprecedented, multi-year Next Generation EU program, comprising grants and loans of more than €800 billion (at current prices) and committing the member states to pursue ambitious national structural reform and investment plans to receive the funds. This has improved the prospects for growth-enhancing structural reforms and further integration among EU member states, both viewed as important tools to reduce the Eurozone’s vulnerabilities to future crises. However, given the political uncertainties, for instance, stemming from coming parliamentary and presidential elections in several countries, there remain downside risks to the future economic performance and political cohesion in Europe. More recently, the trade and financial sanctions imposed on Russia due to its invasion of Ukraine, have caused turbulence in the global markets, especially in the relevant European industries. Although our German subsidiary, MD German, has not commenced its operations and has not generated any revenue as of the date of this prospectus, any of the aforementioned factors could materially and adversely affect its development and future business. If these risks materialize, they may ultimately result in material impediments in MD German’s potential business development as its business will be under the impact of decreased economic output and increased uncertainty, which would materially adversely affect its operating results and financial condition. An escalation of political risks could have consequences for the financial system, public debt sustainability, the value of the euro and the greater economy as a whole, potentially leading to impediments in business levels, acquisition of assets and losses across MD German’s businesses.

If, in an extreme tail risk scenario, one or more members of the Eurozone defaults on their debt obligations or decides to leave the common currency, this would result in the reintroduction of one or more national currencies. Should a Eurozone country conclude it must exit the common currency, the resulting need to reintroduce a national currency and restate existing contractual obligations could have unpredictable financial, legal, political, and social consequences, leading not only to significant losses on sovereign debt but also on private debt in that country. Our German subsidiary MD German’s ability to plan for such a contingency in a manner that would reduce its exposure to non-material levels is likely to be limited. If the overall economic climate deteriorates as a result of Brexit or further departures from the Eurozone, MD German’s future business could be adversely affected, and it could incur substantial losses.

Risks Relating to Our Class A Ordinary Shares and the Trading Market

If we cannot continue to satisfy the continued listing requirements and other rules of the Nasdaq Capital Market, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. In order to maintain our listing on the Nasdaq Capital Market, we are required to comply with certain rules of the Nasdaq Capital Market, including those regarding minimum shareholders’ equity, minimum share price, minimum market value of publicly held shares, and various additional requirements. We may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

On October 23, 2024, we received a letter from Nasdaq (the “Notice”), notifying the Company that based upon the closing bid price of its securities for the last 30 consecutive business days preceding the Notice, the Company was not in compliance with the Minimum Bid Requirement.

In accordance with Listing Rule 5810(c)(3)(A), the Notice provided the Company a period of 180 calendar days from the date of the Notice, or until April 21, 2025, to regain compliance with the Minimum Bid Requirement.

On April 23, 2025, we received a staff determination letter (the “Letter”) from Nasdaq, notifying the Company that, due to the Company’s failure to regain compliance with a minimum bid price of $1.00 per share requirement for continued listing on The Nasdaq Capital Market (the “Bid Price Rule”), Nasdaq has determined (the “Determination”) that Company’s securities will be scheduled for delisting from Nasdaq unless the Company requests an appeal of the Determination to a Hearings Panel (the “Panel”).

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25 to 1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each (the “April 2025 Reverse Share Split”).

On April 29, 2025, we submitted a hearing request to the hearings department (the “Hearings Department”) of Nasdaq in response to the Determination. On May 1, 2025, the Company received a letter from the Hearings Department, notifying the Company that the delisting action referenced in the Determination has been stayed, pending a final written decision by the Hearings Panel. The Company’s appeal at an oral hearing scheduled on June 3, 2025.

On June 3, 2025, we attended a hearing before the Panel to appeal the delisting determination and on June 10, 2025, the Company received a notice from Nasdaq, notifying the Company that the Panel Had determined to grant an exception on the Company to complete its bid price compliance plan, subject to the following: (i) on or about June 17, 2025, the Company shall demonstrate compliance with the Bid Price Rule; and (ii) should the Company fail to maintain with any Nasdaq listing rule prior to October 20, 2025, the Panel would permit the Company to provide a written statement within seven days of the deficiency notification regarding such matter. The Panel will then consider it is willing to grant an additional exception to cure the new listing deficiency.

On June 18, 2025, we received a letter from Nasdaq, notifying that the Company that since the Company had evidenced a closing bid price in excess of the $1.00 Minimum Bid Price Requirement for the 20 consecutive trading days from May 20 through June 17, 2025, the Company had complied with the first part of the exception set forth in the Panel’s decision dated June 10, 2025.

On October 29, 2025, we received a letter from Nasdaq, notifying that the Company had maintained compliance with the listing rule through October 20, 2025, as required by the June 10, 2025 decision. Accordingly, the Panel has determined to allow the Company to maintain its listing on Nasdaq.

Subsequently, we received a letter, dated on November 19, 2025, from Nasdaq, advising that pursuant to its authority under Listing Rule 5815(d)(4)(A), the Panel had determined to impose a Discretionary Panel Monitor for a period of one year from the date of the Letter. If within that one-year monitoring period, the Company fails to maintain compliance with any continued listing requirement, the Listing Qualifications Department (the “Staff”) will issue a Delist Determination Letter and the Company will not be permitted to provide Staff with a plan of compliance with respect to any deficiency that arises during the monitor period. In addition, the Staff will not be permitted to grant additional time for the Company to regain compliance with respect to any deficiency.

Pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iv), if our Class A Ordinary Shares fail to meet the minimum bid price requirement at any time following a reverse stock split effected within the prior 12 months, we will not be eligible for the standard cure (compliance) period and Nasdaq’s Listing Qualifications Department will issue a Staff Delisting Determination with respect to our security. In addition, if we fail to meet the minimum bid price requirement for continued listing and have effected one or more reverse stock splits over the prior two-year period with a cumulative reverse split ratio of 250 shares for one or more, we similarly will not qualify for a cure period.

From February 10, 2026 through the date of this prospectus, the closing bid price of our Class A Ordinary Shares has remained below $1.00. If we fail to meet the minimum bid price requirement for continued listing and are not eligible for a cure period, Nasdaq’s Listing Qualifications Department will issue a Staff Delisting Determination with respect to our security.

If the Nasdaq Capital Market subsequently delists our securities from trading, we could face significant consequences, including:

•	a limited availability for market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our Class A Ordinary Share is a “penny stock,” which will require brokers trading in our Class A Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Share;

•	limited amount of news and analyst coverage; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

We cannot assure you that our Class A Ordinary Shares will continue to meet Nasdaq listing standards or that we will be able to avoid a delisting determination if we fail to maintain the required minimum bid price or effect additional reverse stock splits.

The trading price of the Class A Ordinary Shares is likely to be volatile, which could result in substantial losses to investors.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located mainly in the UK that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for the Class A Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenue, earnings, cash flow;

•	fluctuations in operating metrics;

•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

•	announcements of new solutions and services and expansions by us or our competitors;

•	termination or non-renewal of contracts or any other material adverse change in our relationship with our key customers or strategic investors;

•	in financial estimates by securities analysts;

•	detrimental negative publicity about us, our competitors or our industry;

•	additions or departures of key personnel;

•	release of lockup or other transfer restrictions on our outstanding equity securities or sales of additional equity securities;

•	regulatory developments affecting us or our industry; and

•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade. Furthermore, the stock market in general experiences price and volume fluctuations that are often unrelated or disproportionate to the operating performance of companies like us. These broad market and industry fluctuations may adversely affect the market price of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence prices of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. If high spreads between the bid and ask prices of our Class A Ordinary Shares exist at the time of a purchase, the stock would have to appreciate substantially on a relative percentage basis for an investor to recoup their investment. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional Class A Ordinary Shares or other of our securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Because we are a Cayman Islands company and all of our business is conducted in the UK through our UK subsidiaries, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain.

We are incorporated in the Cayman Islands and conduct our operations in the UK through our UK subsidiaries. All of our assets are located outside of the United States. In addition, four out of our six directors and officers, namely Siping Xu, Mengnan Wang, Zhenlei Hu, and Wei Guan, reside in the PRC and Mr. Bo Wang resides in the UK; another director, Liding Sun, resides in the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these five directors and officers in the United States in the event that you believe we have violated your rights, either under United States federal or state securities laws or otherwise, or if you have a claim against us. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the UK may not permit you to enforce a judgment against our assets or the assets of our directors and officers.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Class A Ordinary Shares if the market price of our Class A Ordinary Shares increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

Nasdaq Listing Rules require listed companies to have, among other things, a majority of its board members be independent. As a foreign private issuer, however, we are permitted to, and we may, follow home country practice in lieu of the above requirements. The corporate governance practice in our home country, the Cayman Islands, does not require a majority of our board to consist of independent directors. Currently, a majority of our board of directors are independent directors. In addition, the Nasdaq Listing Rules also require U.S. domestic issuers to have a compensation committee, a nominating/corporate governance committee composed entirely of independent directors, and an audit committee with a minimum of three members. We, as a foreign private issuer, are not subject to these requirements.

Furthermore, Nasdaq Listing Rule 5635 provides that shareholder approval is required of U.S. domestic companies listed on the Nasdaq Capital Market prior to (i) issuances in connection with the acquisition of the stock or assets of another company if upon issuance the issued shares will equal to 20% or more of the number of shares or voting power outstanding prior to the issuance, or if certain specified persons have a 5% or greater interest in the assets or company to be acquired (Rule 5635(a)); (ii) issuances or potential issuances that will result in a change of control (Rule 5635(b)); (iii) issuances in connection with equity compensation arrangements (Rule 5635(c)); and (iv) 20% or greater issuances in transactions other than public offerings, as defined in the Nasdaq rules (Rule 5635(d)). Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. The Company, therefore, is not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. The board of directors of the Company has elected to follow the Company’s home country rules as to such issuances and will not be required to seek shareholder approval prior to entering into such a transaction. Therefore, our shareholders may be afforded less protection than they otherwise would have under corporate governance listing standards applicable to U.S. domestic issuers.

Other than those described above, there are no significant differences between our corporate governance practices and those followed by U.S. domestic companies under Nasdaq Capital Market corporate governance listing standards. However, in the future, we may consider following home country practice in lieu of the requirements under Nasdaq listing rules with respect to certain other corporate governance standards which may afford less protection to investors.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we are not required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to continue qualifying as a foreign private issuer, we may cease to qualify as a foreign private issuer in the future.

If we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately and timely disclose information about our financial results or prevent fraud. Any inability to accurately and timely disclose financial results could harm our business and reputation and cause the market price of our Class A Ordinary Shares to decline.

A system of financial controls and procedures is necessary to ensure that information about our financial results is recorded, processed, summarized, and reported in an accurate and timely fashion. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and prevent fraud. If we cannot disclose required information or provide reliable financial reports, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation may be harmed. Even though our management concluded that our internal control over financial reporting was effective as of December 31, 2024, we may have a material weakness identified in the future if the controls and procedures we have implemented become inadequate at such future time.

Anti-takeover provisions in our amended and restated memorandum and articles of association may discourage, delay, or prevent a change in control.

Some provisions of our amended and restated memorandum and articles of association, may discourage, delay, or prevent a change in control of our company or management that shareholders may consider favorable, including, among other things, the following:

•	provisions that authorize our board of directors to issue shares with preferred, deferred, or other special rights or restrictions without any further vote or action by our shareholders; and

•	provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

The sale of our Ordinary Shares could encourage short sales by third parties, which could contribute to the future decline of our shares price.

On September 18, 2024, we completed a private placement with several investors, wherein a total of 108,889 units were issued at an offering price of $22.50 per unit, for a total purchase price of approximately $2.45 million. The number of shares issued and price per share for these shares are retroactively adjusted to reflect the April 2025 Reverse Share Split. Each unit includes one ordinary share, one September 2024 Series A Warrant to purchase one ordinary share at an exercise price of $1.35 per share, and one series B warrant (the “September 2024 Series B Warrants”) to purchase such number of ordinary shares as determined on the Reset Date (as defined therein). As of the date of this prospectus, we have issued an aggregate of 552,747 ordinary shares (currently traded as Class A Ordinary Shares after the Dual Class Restructuring) in connection with the private placement.

On February 11, 2026, we closed an underwritten follow-on offering of 4,280,000 units, with each unit consisting of (i) one Class A Ordinary Share and (ii) one February 2026 Series A Warrant at a public offering price of $1.40 per unit, for aggregate gross proceeds of approximately $6 million, before deducting underwriting discounts and offering expenses payable by us. The February 2026 Series A Warrants have a one-year term, immediately exercisable after issuance, and have an initial exercise price of $1.40 per Class A Ordinary Share, which is subject to reset on the Reset Date (as defined therein). The February 2026 Series A Warrants also provide for a zero exercise price option, in which the holder will receive 1.5 Class A Ordinary Shares that would be issuable upon a cash exercise of the February 2026 Series A Warrants, without payment of additional consideration. As of the date of this prospectus, we have issued an aggregate of 17,819,236 Class A Ordinary Shares in connection with this follow-on offering.

On March 2, 2026, we completed a registered direct offering and issued and sold 24,600,000 Class A Ordinary Shares to certain institutional investors at a purchase price of $0.1015 per share.

In many circumstances, large issuances of equity for companies have the potential to cause a significant downward pressure on the price of ordinary shares. This is especially the case if the shares being placed into the market exceed the market’s ability to take up the increased share issuance. Such an event could place further downward pressure on the price of our Class A Ordinary Shares. Regardless of our activities, the opportunity exists for short sellers and others to contribute to the future decline of our share price. If there are significant short sales of our Class A Ordinary Shares, the price decline that would result from our acquisition activities will cause the share price to decline more, which may cause other holders of our Class A Ordinary Shares to sell their shares, thereby contributing to sales of Class A Ordinary Shares in the market. We may execute similar transactions in the future, and if there are many more of our Class A Ordinary Shares on the market for sale than the market will absorb, the price of our Class A Ordinary Shares will likely further decline, which could result in our inability to regain compliance with the minimum closing bid price required for continued listing on Nasdaq set forth in Nasdaq Listing Rule 5550(a)(2) or repeated inability to meet such requirement.

Our board of directors may decline to register transfers of Class A Ordinary Shares in certain circumstances.

Our board of directors may, in its sole discretion, decline to register any transfer of any Class A Ordinary Shares which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any share unless (i) the instrument of transfer is lodged with us, accompanied by the certificate for the shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (ii) the instrument of transfer is in respect of only one class of shares; (iii) the instrument of transfer is properly stamped, if required; (iv) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; (v) the shares conceded are free of any lien in favor of us; or (vi) a fee of such maximum sum as Nasdaq Capital Market may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one month after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on 14 days’ notice being given by advertisement in one or more newspapers or by electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

This, however, is unlikely to affect market transactions of the Class A Ordinary Shares held by our public shareholders. Since our Class A Ordinary Shares are listed, the legal title to such Class A Ordinary Shares and the registration details of those Class A Ordinary Shares in the Company’s register of members remain with the Depository Trust Company. All market transactions with respect to those Class A Ordinary Shares are carried out without the need for any kind of registration by the directors, as the market transactions are all conducted through the Depository Trust Company systems.

The laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, by the Companies Act (Revised) of the Cayman Islands (the “Companies Act”) and by the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law in the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands and from English common law. Decisions of the Privy Council (which is the final Court of Appeal for British Overseas Territories such as the Cayman Islands) are binding on a court in the Cayman Islands. Decisions of the English courts, and particularly the Supreme Court and the Court of Appeal are generally of persuasive authority but are not binding in the courts of the Cayman Islands. Decisions of courts in other Commonwealth jurisdictions are similarly of persuasive but not binding authority. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws relative to the United States. Therefore, our public shareholders may have more difficulty protecting their interests in the face of actions by our management, directors or controlling shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s amended and restated articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than 10% of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least 21 clear days is required for the convening of our annual general shareholders’ meeting and at least 14 clear-day notice any other general meeting of our shareholders. A quorum required for a meeting of shareholders consists of at least one shareholder present or by proxy, representing not less than one-third in nominal value of our total issued voting shares.

If we are classified as a PFIC, United States taxpayers who own our Ordinary Shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as ourselves will be classified as a PFIC for any taxable year if, for such year, either

•	At least 75% of our gross income for the year is passive income; or

•	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Ordinary Shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Based on our operations and the composition of our assets we do not expect to be treated as a PFIC under the current PFIC rules. It is possible that, however, for our 2026 taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year.

Risks Relating to Our Capital Structure

Our dual class share structure with different voting rights may adversely affect the value and liquidity of the Class A Ordinary Shares.

We cannot predict whether our dual class share structure with different voting rights will result in a lower or more volatile market price of the Class A Ordinary Shares, in adverse publicity, or other adverse consequences. Certain index providers have announced restrictions on including companies with multiple class share structures in certain of their indices. Because of our dual class structure, we will likely be excluded from these indices and other stock indices that take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make the Class A Ordinary Shares less attractive to investors. In addition, several shareholder advisory firms have announced their opposition to the use of a multiple class structure and our dual class structure may cause shareholder advisory firms to publish negative commentary about our corporate governance, in which case, the market price and liquidity of the Class A Ordinary Shares could be adversely affected.

Our dual class share structure with different voting rights will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

We have adopted a dual class share structure such that our Ordinary Shares consist of Class A Ordinary Shares and Class B Ordinary Shares. In respect of matters requiring the votes of shareholders, each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to 50 votes. Each Class B Ordinary Share is convertible into one Class A Ordinary share at any time by the holder thereof. Our Class A Ordinary Shares are not convertible into our Class B Ordinary Shares under any circumstances. Only our Class A Ordinary Shares are listed on Nasdaq. This voting structure may discourage investors from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

As of the date of this prospectus, the Company has an aggregate of 43,079,922 Class A Ordinary Shares and 408,000 Class B Ordinary Shares issued and outstanding, with the holders of Class B Ordinary Shares representing approximately 32.14% of the total voting power. To obtain control over matters requiring approval by ordinary resolutions of shareholders, which require the affirmative vote of not less than 50% of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 31,739,962 votes, equivalent to 634,799 Class B Ordinary Shares, which represent approximately 1.46% of the total outstanding Ordinary Shares and are more than the Class B Ordinary Shares outstanding. To obtain control over matters requiring approval by special resolutions of shareholders, which require the affirmative vote of not less than two-thirds of the votes cast, the holders of Class B Ordinary Shares would need to retain at least 42,319,949 votes, equivalent to 846,399 Class B Ordinary Shares, which represent approximately 1.95% of the total outstanding Ordinary Shares and are more than the Class B Ordinary Shares outstanding.

Future issuances of Class B Ordinary Shares may be dilutive to holders of Class A Ordinary Shares.

We may issue additional Class B Ordinary Shares in the future in connection with future financings, strategic transactions, equity incentive plans, or otherwise. Any such issuance could result in dilution to existing holders of our Class A Ordinary Shares.

In addition, since Class B Ordinary Shares carry greater voting rights than Class A Ordinary Shares, any future issuances of Class B Ordinary Shares could have the effect of further concentrating voting power in certain shareholders. This may reduce the influence of Class A Ordinary Shareholders over matters requiring shareholder approval.

There can be no assurance as to when or if we will issue additional Class B Ordinary Shares, or the terms of any such issuance. However, any such future issuances could materially and adversely affect the market price of our Class A Ordinary Shares and dilute the interests of existing Class A Ordinary Shareholders.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $70,000,000 in one or more offerings. The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices, and on terms to be determined at the time of sale. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our second amended and restated memorandum and articles of association and the Companies Act.

We have adopted a second amended and restated memorandum and articles of association (the “Articles”). The following is a summary of the Articles.

Our authorized share capital is US$250,000,000 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each. As of the date of this prospectus, 43,079,922 Class A Ordinary Shares and 408,000 Class B Ordinary Shares are issued and outstanding.

After the shareholder approval at the 2026 EGM, on February 19, 2026, the Company’s board of director approved a resolution to effect a consolidation of the Company’s Ordinary Shares at the consolidation ratio of 35:1. As a result of the consolidation, the Company’s 10,000,000,000 authorized Ordinary Shares, each with a par value of US$0.025, will be consolidated into 285,714,285 Ordinary Shares, consisting of (i) 285,702,628 Class A Ordinary Shares, each with a par value of US$0.875 and (ii) 11,657 Class B Ordinary Shares, each with a par value of US$0.875. As of the date of this prospectus, the Company is in the process of effecting the share consolidation on the Nasdaq Capital Market.

We were incorporated as an exempted company with limited liability under the Companies Act (as amended) of the Cayman Islands. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;

•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to hold an annual general meeting;

•	does not have to make its register of members open to inspection by shareholders of that company;

•	may obtain an undertaking against the imposition of any future taxation;

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

The following are summaries of material provisions of our Articles and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

Under our Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

All of our issued and outstanding Ordinary Shares will be fully paid up and non-assessable. Our Ordinary Shares are issued in registered form, and are issued when registered in our register of members. Unless the directors determine otherwise, each holder of our ordinary share will not receive a certificate in respect of such ordinary share. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary share. We may not issue shares or warrants to bearer.

Voting Rights

A shareholder may participate in a general meeting in person or by proxy. At any general meeting a resolution put to the vote at the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman of such meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present, in person or by proxy, who individually or together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. On a show of hands, every shareholder shall have one vote. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. Each holder of Class A Ordinary Shares, on a poll, is entitled to one vote for each Class A Ordinary Share he or she holds, and each holder of Class B Ordinary Shares, on a poll, is entitled to exercise 50 votes for each Class B Ordinary Share he or she holds on any and all matters.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of votes cast by shareholders who, being entitled to do so, attend and vote at a general meeting of the company; and (ii) a resolution is deemed to be a special resolution where it has been approved by either (a) at least two-thirds (or any higher threshold specified in a company’s articles of association) of votes cast by shareholders who attend and vote at a general meeting for which notice specifying the intention to propose the resolution as a special resolution has been given; or (b) if so authorized by a company’s articles of association, by a unanimous written resolution of all of the company’s shareholders.

Under Cayman Islands law, some matters, such as amending the memorandum and articles of association, changing the name or resolving to be registered by way of continuation in a jurisdiction outside the Cayman Islands, require the approval of shareholders by a special resolution.

General Meetings of Shareholders and Shareholder Proposals

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold at least ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 clear days’ notice of an extraordinary general meeting and 7 clear days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum required for any general meeting of shareholders consists of one or more shareholders present or by proxy, holding shares which carry in aggregate not less than one-third of all votes attaching to all of our shares in issue and entitled to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles of association.

Dividends

Subject to the Companies Act and any rights and restrictions of any other class or series of shares, the Company may by ordinary resolution, from time to time and in accordance with our Articles, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or the share premium account, provided that in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. The “share premium account,” represents the excess of the price paid to our Company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

Unless provided for by the rights attached to a share, no dividend or other monies payable by the us in respect of a share shall bear interest.

Transfer of Ordinary Shares

Provided that a transfer of Ordinary Shares complies with applicable rules of the SEC, Nasdaq Capital Market, and federal and state security laws of the United States, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq Capital Market or in any other form approved by the directors, executed:

(a)	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

Our Board of Directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share.

If our directors refuse to register a transfer they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Ordinary Shares purchased by investors in the public offering. Once the Ordinary Shares have been listed, the legal title to such Ordinary Shares and the registration details of those Ordinary Shares in the Company’s register of members will remain with Transhare Corporation. All market transactions with respect to those Ordinary Shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, after compliance with any notice required of the Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our Board of Directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any calendar year as our board may determine.

Winding Up; Liquidation

Upon the winding up of our Company, after the full amount that holders of any issued shares ranking senior to the Ordinary Shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our Ordinary Shares are entitled to receive any remaining assets of our Company available for distribution as determined by the liquidator. The shareholders may, subject to our Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

•	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

•	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our Board of Directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. Any Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. No shareholder shall be entitled to vote at any general meeting unless all calls or other sums payable by such shareholder have been paid. Our Board of Directors may deduct from a dividend or any other amount payable to a person in respect of an Ordinary Share any amount due by that person to the Company on a call or otherwise in relation to an Ordinary Share.

Redemption of Shares, Repurchase and Surrender of Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

1.	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

2.	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

3.	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve). If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding and (c) unless the manner of purchase (if not so authorized under the articles of association) has first been authorized by a resolution of our shareholders.

In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Conversion Rights

Each Class B Ordinary Share is convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Company or any transfer agent for such shares, into one fully paid and non-assessable Class A Ordinary Share.

The directors shall at all times reserve and keep available out of the Company’s authorized but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorized but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary, including procuring the shareholders to pass an ordinary resolution in accordance with the Articles, to increase its authorized but unissued Class A Ordinary Shares to such number of shares as shall be sufficient for such purposes.

All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. Shareholders and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class), whether or not our Company is being wound-up, may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our Articles authorize our Board of Directors to issue additional Ordinary Shares from time to time as our Board of Directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions

Some provisions of our Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders, and provisions that restrict the ability of our shareholders to call meetings and to propose special matters for consideration at shareholder meetings.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

Changes in Capital

Subject to the Companies Act, our shareholders may from time to time by ordinary resolution:

•	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution prescribes;

•	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

•	convert all or any of its paid up shares into stock and reconvert the stock into paid up shares of any denomination;

•	sub-divide our existing shares, or any of them into shares of a smaller amount than that fixed by our Articles; provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share will be the same as it was in case of the share from which the reduced share is derived; and

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company that does not hold a license to carry on business in the Cayman Islands:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;

•	is not required to open its register of members for inspection;

•	does not have to hold an annual general meeting;

•	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

•	may not issue negotiable or bearer shares, but may issue shares with no par value;

•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as an exempted limited duration company; and

•	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of our members, and, a statement of the shares held by each member, which:

•	distinguishes each share by its number (so long as the share has a number);

•	confirms the amount paid, or agreed to be considered as paid, on the shares of each member;

•	confirms the number and category of shares held by each member; and

•	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified. The Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

History of Share Capital

May 2024 Issuance

On May 14, 2024, we issued 935 shares to a third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $26.50 per share for with a total value of $24,761.

On May 31, 2024, we issued 47,037 shares to thirteen employees and officers as part of their 2024 compensation package at $31.75 each with a total value of $1,493,418. Of the 47,037 shares issued, 11,438 shares were allocated to Mr. Siping Xu, the CEO, and Mr. Mengnan Wang, the CFO, with a total value of $363,169.

August 2024 Issuance

On August 26, 2024, we issued 935 shares to another third-party consultant as consideration for signing a services contract for the Ancient Eastern Garden project at Fernie Castle in Scotland, UK at $28.00 per share with a total value of $26,164.

September 2024 Private Placement

On September 18, 2024, we completed a private placement with several investors, wherein a total of 108,889 units were issued at an offering price of $22.50 per unit, for a total purchase price of approximately $2.45 million. Each unit includes one ordinary share, one September 2024 Series A Warrant to purchase one ordinary share at an exercise price of $33.75 per share, and one September 2024 Series B warrant to purchase such number of ordinary shares as determined on the Reset Date (as defined therein).

We filed a registration statement on Form F-3 (File No. 333-282701) to register the September 2024 Series A Warrants, the September 2024 Series B Warrants, and ordinary shares underlying the September 2024 Series A Warrants and the September 2024 Series B Warrants, which was initially filed with the SEC on October 17, 2024 and declared effective by the SEC on October 30, 2024.

From October 31, 2024 to November 7, 2024, the investors fully exercised their Series B warrants, resulting in the issuance of a total of 342,303 ordinary shares by the Company for a total consideration of $8,518.

In February 2025, investors exercised 60,000 September 2024 Series A Warrants at an exercise price of $5.40 per warrant for a total consideration of $324,000.

As of the date of this prospectus, we have issued an aggregate of 552,747 ordinary shares (currently traded as Class A Ordinary Shares after the Dual Class Restructuring) in connection with the private placement.

Reverse Share Split in April 2025

On April 28, 2025, at the Company’s extraordinary general meeting, the shareholders of the Company passed the resolution authorizing that each of the 50,000,000 authorized shares in the Company of US$0.001 par value (including all issued ordinary shares and any unissued ordinary shares) each be consolidated on a 25-to-1 basis, such that the Company’s authorized ordinary shares be consolidated from 50,000,000 ordinary shares of US$0.001 par value to 2,000,000 ordinary shares of US$0.025 par value each.

Dual Class Restructuring in September 2025

On September 22, 2025, at the AGM of the Company, the shareholders of the Company passed resolutions to authorize, establish and designate two new classes of ordinary shares of US$0.025 par value each, being Class A Ordinary Shares and Class B Ordinary Shares, with each of the Class A Ordinary Shares and Class B Ordinary Shares having the rights and privileges set out in the second amended and restated memorandum and articles of association of the Company, and to redesignate (i) 408,000 authorized and issued Ordinary Shares held by MDJH LTD as Class B Ordinary Shares; (ii) 660,686 of the authorized and issued Ordinary Shares, not including those held by MDJH LTD, as Class A Ordinary Shares; and (iii) 931,314 of the authorized but unissued Ordinary Shares as Class A Ordinary Shares.

Change in Authorized Share Capital and Share Subdivision in October 2025

On October 20, 2025, at the EGM, the shareholders of the Company passed the resolution to increase the Company’s authorized share capital from US$50,000.00 divided into 2,000,000 shares comprising of (i) 1,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each, to US$250,000,000.00 divided into 10,000,000,000 shares comprising of (i) 9,999,592,000 Class A ordinary shares of par value US$0.025 each and (ii) 408,000 Class B ordinary shares of par value US$0.025 each.

Public Offering in February 2026

On February 11, 2026, we closed an underwritten follow-on offering of 4,280,000 units, with each unit consisting of (i) one Class A Ordinary Share and (ii) one February 2026 Series A Warrant at a public offering price of $1.40 per unit, for aggregate gross proceeds of approximately $6 million, before deducting underwriting discounts and offering expenses payable by us. The February 2026 Series A Warrants have a one-year term, immediately exercisable after issuance, and have an initial exercise price of $1.40 per Class A Ordinary Share, which is subject to reset on the Reset Date (as defined therein). The February 2026 Series A Warrants also provide for a zero exercise price option, in which the holder will receive 1.5 Class A Ordinary Shares that would be issuable upon a cash exercise of the February 2026 Series A Warrants, without payment of additional consideration.

To register the units, the February 2026 Series A Warrants, and Class A Ordinary Shares underlying the February 2026 Series A Warrants, we filed (i) a registration statement on Form F-1 (File No. 333-292953), which was filed with the SEC on January 26, 2026 and declared effective by the SEC on February 9, 2026, and (ii) a registration statement on Form F-1 (File No. 333-293329), which was filed with the SEC pursuant to Rule 462(b) of the Securities Act, and became effective on February 10, 2026.

In February 2026, certain investors exercised their February 2026 Series A Warrants on a zero cash exercise basis, resulting in the issuance of a total of 13,539,236 Class A Ordinary Shares for no additional consideration.

As of the date of this prospectus, we have issued an aggregate of 17,819,236 Class A Ordinary Shares in connection with the follow-on offering.

Share Consolidation in 2026

On January 22, 2026, at the 2026 EGM, the shareholders of the Company passed the resolution to authorize that in the event that the closing bid price per listed share of the Company (ticker symbol: UOKA) on the Nasdaq Capital Market falls below US$1.00, each of the 10,000,000,000 authorized ordinary shares in the Company of US$0.025 par value (including all issued ordinary shares and any unissued ordinary shares) be consolidated at the consolidation ratio and effective time as the board of director may determine at their sole discretion, provided that the consolidation ratio shall be not less than 2:1 and not more than 50:1, with such consolidated shares having the same rights and being subject to the same restrictions as set out in the second amended and restated memorandum and articles of association of the Company (as amended). On February 19, 2026, the Company’s board of director approved a resolution to effect a consolidation of the Company’s Ordinary Shares at the consolidation ratio of 35:1. As a result of the consolidation, the Company’s 10,000,000,000 authorized Ordinary Shares, each with a par value of US$0.025, will be consolidated into 285,714,285 Ordinary Shares, consisting of (i) 285,702,628 Class A Ordinary Shares, each with a par value of US$0.875 and (ii) 11,657 Class B Ordinary Shares, each with a par value of US$0.875. As of the date of this prospectus, the Company is in the process of effecting the share consolidation on the Nasdaq Capital Market.

Registered Direct Offering in March 2026

On March 2, 2026, we closed a registered direct offering and issued and sold 24,600,000 Class A Ordinary Shares to certain institutional investors at a purchase price of $0.1015 per share. We received $2,496,900 in gross proceeds from the offering, before deducting placement agent fees and estimated offering expenses.

DESCRIPTION OF DEBT SECURITIES

General

As used in this prospectus, the term “debt securities” means debentures, notes, bonds, and other forms of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Debt securities will be issued under an indenture between us and a trustee to be named therein. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus forms a part. We may issue debt securities which may or may not be converted into our Class A Ordinary Shares or preferred shares. We may issue the debt securities independently or together with any underlying securities, and debt securities may be attached or separate from the underlying securities.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a debt securities document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	the title of the debt securities;

●	the total amount of the debt securities;

●	the amount or amounts of the debt securities will be issued and interest rate;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	if applicable, a discussion of material federal income tax consideration;

●	if applicable, the terms of the payoff of the debt securities;

●	the identity of the indenture agent, if any;

●	the procedures and conditions relating to the conversion of the debt securities; and

●	any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or conversion of the debt securities.

Form, Exchange, and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, that is, book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue debt securities in non-global form, that is, bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new debt securities certificates of different denominations, and holders may exchange, transfer, or convert their debt securities at the debt securities agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the conversion of their debt securities, holders of debt securities convertible for Class A Ordinary Shares or preferred shares will not have any rights of holders of Class A Ordinary Shares or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our securities. We may issue the warrants independently or together with any underlying securities, and the warrants may be attached or separate from the underlying securities. We may also issue a series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

The following description is a summary of selected provisions relating to the warrants that we may issue. The summary is not complete. When warrants are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the warrants as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of warrants in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific warrant document or agreement, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the applicable warrant agreement.

Terms

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus, may describe the terms of any warrants that we may offer, including, but not limited to, the following:

●	the title of the warrants;

●	the total number of warrants;

●	the price or prices at which the warrants will be issued;

●	the price or prices at which the warrants may be exercised;

●	the currency or currencies that investors may use to pay for the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	whether the warrants will be issued in registered form or bearer form;

●	information with respect to book-entry procedures, if any;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

●	if applicable, the date on and after which the warrants and the related underlying securities will be separately transferable;

●	if applicable, a discussion of material federal income tax considerations;

●	if applicable, the terms of redemption of the warrants;

●	the identity of the warrant agent, if any;

●	the procedures and conditions relating to the exercise of the warrants; and

●	any other terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

Warrant Agreement

We may issue the warrants in one or more series under one or more warrant agreements, each to be entered into between us and a bank, trust company, or other financial institution as warrant agent. We may add, replace, or terminate warrant agents from time to time. We may also choose to act as our own warrant agent or may choose one of our subsidiaries to do so.

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms.

Form, Exchange, and Transfer

We may issue the warrants in registered form or bearer form. Warrants issued in registered form, that is, book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the warrants represented by the global security. Those investors who own beneficial interests in a global warrant will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, that is, bearer form. If any warrants are issued in non-global form, warrant certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

Prior to the exercise of their warrants, holders of warrants exercisable for Class A Ordinary Shares or preferred shares will not have any rights of holders of Class A Ordinary Shares or preferred shares and will not be entitled to dividend payments, if any, or voting rights of the Class A Ordinary Shares or preferred shares.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement, information incorporated by reference, or free writing prospectus. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable offering material. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be redeemed as set forth in the applicable offering material.

Warrants may be exercised as set forth in the applicable offering material. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable offering material, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies, or other financial institutions, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters, or dealers, or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference, or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements, and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of units. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference, or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” above, will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	through agents;

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on Nasdaq or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt, or another form negotiated by the parties. Agents, underwriters, or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions, or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers, or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters, and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference, or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters, or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain, or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$345
FINRA fees		$875
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and postage expenses	$	*
Miscellaneous expenses	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign issuer on Form 6-K filed or furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since December 31, 2024.

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by BGA Law (Cayman) Limited, our counsel as to Cayman Islands law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of MDJM LTD and its subsidiaries appearing in the 2024 Annual Report have been audited by RBSM LLP, an independent registered public accounting firm, as set forth in their report thereon, and as incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of RBSM LLP is located at 805 Third Avenue, Suite 1430, New York, NY 10022.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document, which is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We hereby incorporate by reference into this prospectus the following documents:

(1)	our annual report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on April 14, 2025;

(2)	our unaudited condensed consolidated financial statements for the six months ended June 30, 2025 and 2024 on Form 6-K, filed with the SEC on September 16, 2025;

(3)	our reports of foreign private issuer on Form 6-K filed with the SEC on March 2, 2026, February 11, 2026, January 23, 2026, December 19, 2025, November 25, 2025, November 5, 2025, October 31, 2025, October 20, 2025, September 25, 2025, September 23, 2025, August 22, 2025, June 20, 2025, June 17, 2025, May 14, 2025, May 5, 2025, April 29, 2025, and April 25, 2025;

(4)	the description of our Class A Ordinary Shares contained in our registration statement on Form 8-A, filed with the SEC on December 18, 2018, and any amendment or report filed for the purpose of updating such description;

(5)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(6)	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

The 2024 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These financial statements were prepared in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

MDJM LTD

Fernie Castle, Letham

Cupar, Fife, KY15 7RU

The UK

+44-01337 829 349

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act. On December 18, 2025, the Holding Foreign Insiders Accountable Act was enacted as part of the National Defense Authorization Act for Fiscal Year 2026, mandating directors and officers of foreign private issuers to file Section 16(a) reports (Forms 3, 4, and 5) with the SEC to report beneficial ownership interests in companies, effective on March 18, 2026. Our principal shareholders who are not our officers or directors, however, will remain exempt from Section 16(a) reporting requirements.

The SEC maintains a website that contains reports, proxy statements, and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

•	political and economic stability;

•	an effective judicial system;

•	a favorable tax system;

•	the absence of exchange control or currency restrictions; and

•	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

•	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

•	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated. Currently, all of the operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Most of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

BGA Law (Cayman) Limited, our counsel as to Cayman Islands law has advised us, that there is uncertainty as to whether the courts of the Cayman Islands, respectively, would:

•	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	in original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the federal securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by our Cayman Islands legal counsel, BGA Law (Cayman) Limited, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

United Kingdom

Our corporate headquarters are located in the UK and a substantial portion of our assets, as well as a substantial portion of the assets of our directors and executive officers, are located in the UK. As a result, it may be difficult for you to serve legal process on our executive officers or our directors or have any of them appear in a U.S. court.

The United States and the UK have not entered into a treaty (or convention) providing for the reciprocal recognition and enforcement of judgments (although both are contracting states to the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards).

We understand that in the UK it may not be possible to bring proceedings or enforce a judgment of a U.S. court in respect of civil liabilities based solely on the federal securities laws of the United States. Furthermore, the common law method of enforcing a foreign money judgment is the only method available for judgments from U.S. courts. The common law does not provide for the enforcement of a foreign judgment as such; instead, the UK court will, as long as certain conditions are met, treat a foreign judgment as creating a debt due from the judgment debtor to the judgment creditor, and will then give a judgment on that debt.

In addition, awards of punitive damages in actions brought in the United States or elsewhere may be unenforceable in the UK. An award of damages is usually considered to be punitive if it does not seek to compensate the claimant for loss or damage suffered and is instead intended to punish the defendant. In addition to public policy aspects of enforcement, such as the aforementioned, the enforceability of any judgment in the UK will depend on the particular facts of the case and the relevant circumstances, for example (and expressly without limitation), whether there are any relevant insolvency proceedings which may affect the ability to enforce a judgment.

The initiation of any proceeding to enforce a U.S. judgment in the UK would be more costly and more time-consuming than if the proceeding could be brought in a U.S. court.

Mr. Bo Wang, a director of the Company, resides in the UK.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director)’s, secretary’s, or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his or her own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), secretary, or officer for those legal costs.

Item 9. Exhibits

Exhibit No.	Description
1.1*	Form of Underwriting Agreement
4.1	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of our Registration Statement on Form F-1 (File No. 333-292953), filed with the SEC on January 26, 2026)
4.2*	Form of Preferred Shares
4.3*	Form of Debt Security
4.4*	Form of Warrant Agreement and Warrant Certificate
4.5*	Form of Unit Agreement and Unit Certificate
4.6**	Form of indenture with respect to senior debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
4.7**	Form of indenture with respect to subordinated debt securities, to be entered into between registrant and a trustee acceptable to the registrant, if any
5.1**	Opinion of BGA Law (Cayman) Limited as to the legality of the securities being registered
23.1**	Consent of RBSM LLP
23.2**	Consent of BGA Law (Cayman) Limited (included in Exhibit 5.1)
24.1**	Power of Attorney (included on signature page)
25.1***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Senior Debt Securities Indenture
25.2***	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the Trustee under the Subordinated Debt Securities Indenture
107**	Filing Fee Table

*	To be filed, if applicable, by amendment or as an exhibit to a report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.
***	To be filed, if necessary, on electronic Form 305b2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.

II-1

Item 10 Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupar, United Kingdom, on March 4, 2026.

MDJM LTD

By:	/s/ Siping Xu
	Name:	Siping Xu
	Title:	Chief Executive Officer, Chairman of the Board of Directors, and Director

Power of Attorney

Each person whose signature appears below constitutes and appoints Siping Xu as attorney-in-fact with full power of substitution, for him in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations, and requirements of the SEC thereunder, in connection with the registration under the Securities Act of securities of the registrant, including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the registration statement on Form F-3 (the “Registration Statement”) to be filed with the SEC with respect to such securities, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement; and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Siping Xu	Chief Executive Officer, Chairman of the Board of Directors, and Director	March 4, 2026
Siping Xu	(Principal Executive Officer)

/s/ Mengnan Wang	Chief Financial Officer	March 4, 2026
Mengnan Wang	(Principal Accounting and Financial Officer)

/s/ Bo Wang	Director	March 4, 2026
Bo Wang

/s/ Zhenlei Hu	Director	March 4, 2026
Zhenlei Hu

/s/ Liding Sun	Director	March 4, 2026
Liding Sun

/s/ Wei Guan	Director	March 4, 2026
Wei Guan

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of MDJM LTD, has signed this registration statement thereto in New York, NY on March 4, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice President on behalf of Cogency Global Inc.